First Amendment to Executive Employment Agreement

This First Amendment (“**Amendment**”) to the Executive Employment Agreement, dated August 1, 2011 ("**Agreement**") between PMX Communities, Inc., a Nevada corporation (“**Employer**”) and Mark Connell, an individual residing in Broward County Florida (“**Employee**”) is hereby entered into as of the 26th day of December, 2011 (“**Effective Date**”) (Employer and Employee may be individually referred to herein as a "**Party**" and collectively, as “**Parties**”) (any undefined terms herein shall have the meaning ascribed to their defined terms in the Agreement).

WHEREAS, the Parties entered into the Agreement on August 1, 2011; and

WHEREAS, the Parties desire to amend the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants herein, the Parties hereby agree to amend the Agreement as follows:

1. Employee hereby returns to the Employer the six million (6,000,000) shares of common stock issued to Employee under Section 3.01(A) of the Agreement (the “**Stock**”) and the Employer hereby accepts the return of the Stock.

2. Employer hereby agrees that the Stock and the Stock value and any direct or indirect references to the Stock and the Stock Value shall not be included or reflected on any W-2 or 1099 and is not required to be included or reflected on any W-2 or 1099 issued to or relating to Employee in any tax year including, without limitation, the tax years of 2011 and 2012.

Except as specifically amended herein, all other provisions of the Agreement shall remain in full force and effect, and the Parties hereby ratify the terms and conditions of the Agreement as amended hereby.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

“Employer”

PMX Communities, Inc.

By: Michael C. Hiler
Michael Hiler
Chairman of the Board and
Chief Financial Officer

“Employee”

____
Mark Connell